UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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SCHEDULE 14C INFORMATION

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Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

ELEVAI LABS INC.
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

ELEVAI LABS INC.
120 Newport Center Drive
Newport Beach, CA 92660

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of Elevai Labs Inc.:

This Information Statement is first being mailed on or about November 21, 2024 to the holders of record of the outstanding voting stock, $0.0001 par value per share (“Common Stock”), of Elevai Labs Inc., a Delaware corporation (the “Company”), as of the close of business on August 12, 2024 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to actions taken by written consent in lieu of a meeting (the “Written Consent”) of the shareholders of the Company owning a majority of the voting power of the outstanding shares of stock (the “Majority Shareholders”) as of the Record Date. Except as otherwise indicated by the context, references in this Information Statement to “we,” “us” or “our” are references to Elevai Labs Inc., a Delaware corporation.

The Written Consent:

1.      approved an amendment to our Certificate of Incorporation to increase the total number of authorized shares (the “Increase in Authorized Shares”) from three hundred seventy-five million (375,000,000) shares to two billion five hundred million (2,500,000,000) shares, consisting of two billion (2,000,000,000) shares of common stock and five hundred million (500,000,000) shares of preferred stock (the “Approval of Certificate of Incorporation Amendment for Increase in Authorized Shares”).

The Written Consent constitutes the consent of a majority of the voting power of the outstanding shares of stock and is sufficient under the Delaware General Corporation Law and our amended and restated bylaws (“Bylaws”) to approve the actions described herein. Accordingly, the Approval of Certificate of Incorporation Amendment for Increase in Authorized Shares is not presently being submitted to our other shareholders for a vote. Pursuant to Rule 14c-2 under the Exchange Act, the action described herein will not be implemented until a date at least twenty (20) days after the date on which this Information Statement has been first mailed to the shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

This Information Statement has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Section 14C of the Exchange Act to the holders of voting and non-voting stock (“Shareholders”) to notify the Shareholders of the approval of the Approval of Certificate of Incorporation Amendment for Increase in Authorized Shares. Shareholders of record at the close of business on August 12, 2024 are entitled to notice of the Written Consent. Because this action has been approved by the holders of the required majority of the voting power of our outstanding shares of stock, no proxies were or are being solicited. The Approval of Certificate of Incorporation Amendment for Increase in Authorized Shares will not be effected until at least 20 calendar days after the mailing of the Information Statement accompanying this notice. We will mail the Notice of Shareholder Action by Written Consent to the Shareholders on or about November 21, 2024.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING SHAREHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By Order of the Board of Directors,
/s/ Braeden Lichti
Chairman of the Board of Directors
November 21, 2024

INTRODUCTION

This Information Statement is being first mailed on or about November 21, 2024 to the Shareholders by the Board of Directors of the Company (“Board”) to provide material information regarding the Approval of Certificate of Incorporation Amendment for Increase in Authorized Shares that has been approved by the Written Consent of the Majority Shareholders.

Only one copy of this Information Statement is being delivered to two or more shareholders who share an address unless we have received contrary instruction from one or more of such shareholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE MATTERS DESCRIBED HEREIN.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the shares of stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS
AND THE MAJORITY SHAREHOLDERS

Under the Delaware General Corporation Law and the Company’s Bylaws, any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted to consent to such action in writing. The Approval of Certificate of Incorporation Amendment for Increase in Authorized Shares requires the affirmative vote or written consent of a majority of the voting power of the issued and outstanding shares of stock. Each holder of Common Stock is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the shareholders.

On the Record Date, the Company had 20,1992,114 shares of Common Stock issued and outstanding, with the holders thereof being entitled to cast one vote per share. On August 12, 2024, the Majority Shareholders adopted resolutions approving the Approval of Certificate of Incorporation Amendment for Increase in Authorized Shares.

CONSENTING SHAREHOLDERS

On August 12, 2024, the Majority Shareholders, being the record holder of 11,395,682 shares of Common Stock adopted resolutions, among other things, approving the adoption of the Approval of Certificate of Incorporation Amendment for Increase in Authorized Shares. The voting power held by the Majority Shareholders represented approximately 52.93% of the total voting power of all issued and outstanding stock of the Company as of the Record Date.

We are not seeking written consent from any other shareholder of the Company, and the other shareholders will not be given an opportunity to vote with respect to the Approval of Certificate of Incorporation Amendment for Increase in Authorized Shares for Increase in Authorized Shares. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising shareholders of the action taken by Written Consent and giving shareholders notice of such actions taken as required by the Exchange Act.

As the Approval of Certificate of Incorporation Amendment for Increase in Authorized Shares action was taken by Written Consent, there will be no security holders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our shareholders.

APPROVAL OF CERTIFICATE OF INCORPORATION AMENDMENT TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES TO TWO BILLION FIVE HUNDRED MILLION (2,500,000,000) SHARES, CONSISTING OF TWO BILLION (2,000,000,000) SHARES OF COMMON STOCK AND FIVE HUNDRED MILLION (500,000,000) SHARES OF PREFERRED STOCK

Authorized Share Increase

Our Board and the Majority Shareholders approved the Authorized Share Increase on August 9, 2024 and August 12, 2024, respectively.

The effective date of the Authorized Share Increase will be determined at the sole discretion of the Board and will be publicly announced by us. The Authorized Share Increase will become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware. The Board may determine, in its sole discretion, not to affect the Authorized Share Increase and not to file any amendment to our Certificate of Incorporation.

Our Board believes it is in our best interest to increase the number of authorized shares of common stock in order to give us greater flexibility in considering and planning for future corporate needs, including, but not limited to, potential strategic transactions, including mergers, acquisitions and business combinations, stock dividends, grants under equity compensation plans, stock splits or financings, as well as other general corporate transactions. The Board believes that additional authorized shares of common stock will enable us to take timely advantage of acquisition opportunities that become available to us, as well as market conditions and favorable financing. We do not have any definitive plans, arrangements, understandings or agreements regarding the issuance of the additional shares of common stock that will result from the adoption of Authorized Share Increase. Except as otherwise required by law, the newly authorized shares of common stock will be available for issuance at the discretion of our Board (without further action by our stockholders unless required by Nasdaq) for various future corporate needs, including those outlined above. While effecting the Authorized Share Increase would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders, any future issuance of additional authorized shares of our common stock may, among other things, dilute the earnings per share of our common stock and the equity and voting rights of those holding equity at the time the additional shares are issued.

Any newly authorized shares of common stock will be identical to the shares of common stock that are now authorized and outstanding. The Authorized Share Increase will not affect the rights of current holders of our common stock, none of whom have preemptive or similar rights to acquire the newly authorized shares.

In regard to the newly authorized preferred stock, the Board is authorized to determine the qualifications, limitations, voting and other powers, preferences, and relative, participating, optional or other rights of such Preferred Stock.

A copy of the draft of the amendment to our Certificate of Incorporation providing for the Increase in Authorized Shares is attached hereto as Annex A.

Board Discretion to Implement the Authorized Share Increase

The Board will implement the Authorized Share Increase only upon a determination that the Authorized Share Increase is in the best interests of the stockholders at that time. The Board may determine, in its sole discretion, not to affect the Authorized Share Increase.

Effective Time

The effective time of the Authorized Share Increase, if the proposed Authorized Share Increase is implemented at the direction of the Board, will be the date and time that the certificate of amendment affecting the Authorized Share Increase is filed with the Secretary of State of the State of Delaware or such later time as is specified therein. The exact timing of the Authorized Share Increase will be determined by our Board based on its evaluation as to when such action will be the most advantageous to us and our stockholders, and the effective date will be publicly announced by us. The Authorized Share Increase may be delayed or abandoned without further action by the stockholders at any time prior to the effectiveness of the Certificate of Amendment filed with the Secretary of State of the State of Delaware, notwithstanding the Majority Shareholder’s approval of the Authorized Share Increase, if the Board, in its sole discretion, determines that it is in the best interests of the Company and its stockholders to delay or abandon the Authorized Share Increase.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information regarding the beneficial ownership of the common stock by (i) our directors and named executive officers; (ii) all the named executives and directors as a group and (iii) any other person or group that to our knowledge beneficially owns more than five percent of our outstanding shares of common stock.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of November 21, 2024, are deemed to be outstanding and beneficially owned by the person holding the options. Shares issuable pursuant to stock options or warrants are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below will have sole voting and investment power with respect to all shares of common stock that they will beneficially own, subject to applicable community property laws. The percentage of beneficial ownership is based on 614,571,439 shares of common stock outstanding on November 21, 2024.

	Number of Shares Beneficially Owned				Beneficial Ownership Percentages
Directors, Named Executive Officers and Other Executive Officers(1)	Common Stock		Series B Preferred Stock(2)		Percent of Common Stock		Percent of Series B Preferred Stock	Percent of Voting Stock(3)
Jordan R. Plews, former Chief Executive Officer and Director	3,051,454	(4)	—		*	%	—%	*	%
Graydon Bensler, Chief Executive Officer, Chief Financial Officer and Director	1,041,454	(5)	3,036,437	(6)	*	%	47.6%	*	%
Braeden Lichti, Chairman of the Board	3,823,965	(7)	3,336,437	(8)	*	%	52.4%	*	%
Jeffrey Parry, Director	79,667	(9)	—		*	%	—%	*	%
George Kovalyov, Director	—		—		—%		—%	*	%
Juliane Daley, Director	32,867	(10)	—		*	%	—%	*	%
All executive officers and directors as a group (6 persons)	8,029,407	(11)	6,372,874		*	%	100%	*	%

____________

*        Denotes less than one (1%) percent.

(1)      Unless otherwise indicated, the business address of each of the individuals is our address of c/o Elevai Labs, Inc., 120 Newport Center Drive, Ste. 250, Newport Beach, CA 92660.

(2)      Entitles the holder to one vote per share and votes with the common as a single class.

(3)      Represents total ownership percentage with respect to all shares of common stock and Series B Preferred Stock, as a single class.

(4)      Consists of (i) 2,851,454 shares of Common Stock held by JP Bio Consulting LLC of which Dr. Plews has sole voting and dipositive power over the shares and (ii) 200,000 shares of Common Stock that Dr. Plews has the right to acquire from us within 60 days of November 21, 2024, pursuant to the exercise of stock options granted under the 2020 Equity Incentive Plan.

(5)      Consists of (i) 841,454 shares of Common Stock held by GB Capital Ltd. of which Mr. Bensler has sole voting and dipositive power over the shares and (ii) 200,000 shares of Common Stock that Mr. Bensler has the right to acquire from us within 60 days of November 21, 2024 pursuant to the exercise of stock options granted under the 2020 Equity Incentive Plan.

(6)      Consists of 3,036,437 shares of Series B Preferred Stock held by GB Capital Ltd. of which Mr. Bensler has sole voting and dipositive power over the shares.

(7)      Consists of (i) 200,000 shares of Common Stock that Mr. Lichti has the right to acquire from us within 60 days November 21, 2024 pursuant to the exercise of stock options granted under the 2020 Equity Incentive Plan, (ii) 1,906,414 shares of Common Stock held by BWL Investments Ltd. of which Mr. Lichti has sole voting and dipositive power over the shares, (iii) 828,000 shares of Common Stock held by BWL Holdings Ltd. of which Mr. Lichti has sole voting and dipositive power over the shares, (iv) 828,000 shares of Common Stock held by Northstrive Fund II LP of which Mr. Lichti has sole voting and dipositive power over the shares and (v) 61,551 shares of Common Stock underlying warrants held by BWL Investments Ltd.

(8)      Consists of 3,336,437 shares of Series B Preferred Stock held by Northstrive Companies Inc. of which Mr. Lichti has sole voting and dipositive power over the shares.

(9)      Consists of (i) 41,667 shares of Common Stock and (ii) 38,000 shares of Common Stock that Mr. Parry has the right to acquire from us within 60 days of November 21, 2024, pursuant to the exercise of stock options granted under the 2020 Equity Incentive Plan.

(10)    Consists of (i) 1,200 shares of Common Stock and (ii) 31,667 shares of Common Stock that Ms. Daley has the right to acquire from us within 60 days of November 21, 2024, pursuant to the exercise of stock options granted under the 2020 Equity Incentive Plan.

(11)    Consists of (i) 7,298,189 shares of Common Stock beneficially owned by our directors and executive officers and (ii) 669,667 shares of Common Stock underlying outstanding options, exercisable within 60 days of November 21, 2024 and (iii) 61,551 shares of common stock underlying warrants.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No person who has been our officer or director, or to our knowledge, any of their associates, has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon. None of our directors opposed the actions to be taken by the Company.

ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports and other information with the SEC under the Exchange Act. You may obtain copies of this information by mail from the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports and other information about issuers that file electronically with the SEC. The address of that website is www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to shareholders who share a single address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a shareholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 120 Newport Center Drive, Newport Beach, CA 92660.

If multiple shareholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each shareholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to shareholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the shareholders of the Company only for information purposes in connection with the Majority Shareholders’ approval of the Increase in Authorized Shares, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports and other information with the SEC. Such reports and other information and a copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC in 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the web site is www.sec.gov.

By Order of the Board of Directors,
/s/ Braeden Lichti
Chairman of the Board of Directors
November 21, 2024

Annex A

FORM OF CERTIFICATE OF AMENDMENT OF
THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
ELEVAI LABS INC.

(Pursuant to Sections 242 of the General Corporation Law of the State of Delaware)

Elevai Labs Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That the Board of Directors of Elevai Labs Inc. duly adopted resolutions setting forth a proposed amendment of the Third Amended and Restated Certificate of Incorporation of said corporation (the “Certificate of Incorporation”), declaring said amendments to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

“RESOLVED, that the Certificate of Incorporation of this corporation be amended by deleting Article Fourth in its entirety and inserting the following:

“FOURTH: Capitalization.

Section 4.1 Authorized Capital Stock.

The aggregate number of shares of capital stock that the Corporation shall have authority to issue is 2,500,000,000 (Two Billion Five Hundred Million), of which 2,000,000,000 (Two Billion) shares are classified as common stock, par value $0.0001 per share (“Common Stock”), and 500,000,000 (Five Hundred Million) shares are classified as preferred stock, par value $0.00001 per share (“Preferred Stock”).

The Corporation may issue shares of any class or series of its capital stock from time to time for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine. The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof.

The following is a statement of the powers, preferences and rights, and the qualifications, limitations or restrictions, of the Preferred Stock and the Common Stock:

Section 4.2 Common Stock. A statement of the designations of each class of Common Stock and the powers, preferences and rights and qualifications, limitations or restrictions thereof is as follows:

1. Dividends. Dividends may be paid on the Common Stock, as the Board of Directors shall from time to time determine, out of any assets of the Corporation available for such dividends after full cumulative dividends on all outstanding shares of capital stock of all series ranking senior to the Common Stock in respect of dividends and liquidation rights (referred to in this Section 4 as “stock ranking senior to the Common Stock”) have been paid, or declared and a sum sufficient for the payment thereof set apart, for all past quarterly dividend periods, and after or concurrently with making payment of or provision for dividends on the stock ranking senior to the Common Stock for the then current quarterly dividend period.

2. Subdivision or Combinations. If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock will be subdivided or combined in the same manner.

3. Distribution of Assets. In the event of any liquidation, dissolution or winding up of the Corporation, or any reduction or decrease of its capital stock resulting in a distribution of assets to the holders of the Common Stock, after there shall have been paid to or set aside for the holders of the stock ranking senior to the Common Stock the full preferential amounts to which they are respectively entitled, the holders of the Common Stock shall be entitled to receive, pro rata, all of the remaining assets of the Corporation available for distribution to its stockholders. The Board of Directors may distribute in kind to the holders of the Common Stock such remaining assets of the Corporation, or may sell, transfer or otherwise dispose of all or any of the remaining property and assets of the Corporation to any

Annex A-1

other corporation or other purchaser and receive payment therefor wholly or partly in cash or property, and/or in stock of any such corporation, and/or in obligations of such corporation or other purchaser, and may sell all or any part of the consideration received therefor and distribute the same or the proceeds thereof to the holders of the Common Stock.

3. Voting Rights. Subject to the voting rights expressly conferred under prescribed conditions upon the stock ranking senior to the Common Stock, the holders of the Common Stock shall exclusively possess full voting power for the election of directors and for all other purposes.

Section 4.3 Preferred Stock The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix for each such series the designation, power, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue and powers, preferences and rights of such series (a “Preferred Stock Designation”) as may be permitted by applicable law. The Board of is authorized to increase or decrease the number of shares within each such series of Preferred Stock; provided, however, that the Board of Directors may not decrease the number of shares within a series of Preferred Stock below the number of shares within such series that is then outstanding.

The authority of the Board of Directors with respect to a Preferred Stock Designation of each such series of Preferred Stock shall include, but not be limited to, determination of the following:

(1) the distinctive designation and number of shares of that series;

(2) the rate of dividends (or the method of calculation thereof) payable with respect to shares of that series, the dates, terms and other conditions upon which such dividends shall be payable, and the relative rights of priority of such dividends to dividends payable on any other class or series of capital stock of the Corporation;

(3) the nature of the dividend payable with respect to shares of that series as cumulative, noncumulative or partially cumulative, and if cumulative or partially cumulative, from which date or dates and under what circumstances;

(4) whether shares of that series shall be subject to redemption, and, if made subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption (including the manner of selecting shares of that series for redemption if fewer than all shares of such series are to be redeemed);

(5) the rights of the holders of shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation (which rights may be different if such action is voluntary than if it is involuntary), including the relative rights of priority in such event as to the rights of the holders of any other class or series of capital stock of the Corporation;

(6) the terms, amounts and other conditions of any sinking or similar purchase or other fund provided for the purchase or redemption of shares of that series;

(7) whether shares of that series shall be convertible into or exchangeable for shares of capital stock or other securities of the Corporation or of any other corporation or entity, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

(8) the extent, if any, to which the holders of shares of that series shall be entitled (in addition to any voting rights required by law) to vote as a class or otherwise with respect to the election of directors or otherwise;

(9) the restrictions and conditions, if any, upon the issue or reissue of any additional Preferred Stock ranking on a parity with or prior to shares of that series as to dividends or upon liquidation, dissolution or winding up;

(10) any other repurchase obligations of the Corporation, subject to any limitations of applicable law; and

(11) any other designations, powers, preferences, rights, qualifications, limitations or restrictions of shares of that series.

Any of the Preferred Stock Designations may depend on facts ascertainable outside this Certificate of Incorporation, or outside the resolution or resolutions providing for the issue of such series of Preferred Stock adopted by the Board of Directors pursuant to authority expressly vested in it by this Certificate of Incorporation. Except

Annex A-2

as applicable law or this Certificate of Incorporation otherwise may require, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

The relative powers, preferences and rights of each series of Preferred Stock in relation to the Preferred Stock Designations of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to the authority granted in this Section 4.3 of this Article FOURTH, and the consent, by class or series vote or otherwise, of holders of Preferred Stock of such series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock, whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of holders of at least a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of shares of any or all other series of Preferred Stock.

Shares of any series of Preferred Stock shall have no voting rights except as required by law or as provided in the relative powers, preferences and rights of such series.

Section 4.4. Other Provisions Applicable to the Corporation’s Capital Stock.

1. Preemptive Rights. No holder of any stock of the Corporation shall be entitled as of right to purchase or subscribe for any part of any unissued or treasury stock of the Corporation, or of any additional stock of any class, to be issued by reason of any increase of the authorized capital stock of the Corporation, or to be issued from any unissued or additionally authorized stock, or of bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation, but any such unissued or treasury stock, or any such additional authorized issue of new stock or securities convertible into stock, may be issued and disposed of by the Board of Directors to such persons, firms, corporations or associations, and upon such terms as the Board of Directors may, in its discretion, determine, without offering to the stockholders then of record, or any class of stockholders, any thereof, on the same terms or any terms.

2. Votes Per Share. Any holder of Common Stock of the Corporation having the right to vote at any meeting of the stockholders or of any class or series thereof shall be entitled to one vote for each share of stock held by such holder of Common Stock, provided that no holder of Common Stock shall be entitled to cumulate votes for the election of one or more directors or for any other purpose.”

SECOND: That thereafter, the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action by written consent, approved of the proposed amendment on August 12, 2024 pursuant to Section 242 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Signature page follows]

Annex A-3

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed on [*], 2024.

By:
Name:	Graydon Bensler
Title:	Chief Executive Officer and Chief Financial Officer

Annex A-4